UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549


                                   FORM 8-K

                                CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15 (d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported):  April 29, 1996


                            TRIARC COMPANIES, INC.
              (Exact Name of Registrant as Specified in Charter)


  DELAWARE         1-2207          38-0471180
(State or other (Commission       (IRS Employer
jurisdiction ofFile Number)    Identification No.)
incorporation)


    900 Third Avenue
             New York, New York                     10022
  (Address of Principal Executive Offices)    (Zip Code)


Registrant's telephone number, including area code:  (212)230-3000




                        -----------------------------
                      (Former Name or Former Address, if
                          Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

   On April 29, 1996, Graniteville Company, a South Carolina corporation ("Graniteville") and an indirect wholly-owned subsidiary of the Registrant, sold (the "Graniteville Sale") substantially all of Graniteville's textile business, other than the assets and operations of C.H. Patrick & Co., Inc. ("Patrick") and certain other excluded assets (the "Graniteville Business"), to Avondale Mills, Inc. ("Avondale"), a wholly-owned subsidiary of Avondale Incorporated. The purchase price for the Graniteville Business was $255 million in cash, subject to certain post-closing adjustments. As part of the Graniteville Sale, Avondale assumed all liabilities relating to the Graniteville Business, other than income taxes, long-term debt (which was repaid by Graniteville on April 29, 1996 as part of the Graniteville
Sale) and certain other specified liabilities.

   In connection with the Graniteville Sale, Avondale and Patrick entered into a 10-year supply agreement (the "Supply Agreement") pursuant to which Patrick has the right to supply to the combined Graniteville/Avondale textile operations certain of its dyes and chemicals.

   Except for the Supply Agreement, as of April 29, 1996, Avondale did not have any material relationship with the Registrant or any of its affiliates, any director or any officer of Registrant or any associate of any such director or officer.

   A copy of the Asset Purchase Agreement relating to the Graniteville Sale was previously filed by the Registrant and is incorporated herein by reference. A copy of the press release with respect to the closing of the Graniteville Sale is being filed herewith as an exhibit hereto and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and
Exhibits.

   (a)  Financial Statements of Businesses Acquired

   Not Applicable.

   (b)  Pro Forma Financial Information

(b)     Pro Forma Financial Information


     PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


    The following unaudited pro forma condensed consolidated balance sheet and statement of operations of Triarc Companies, Inc. (the "Company") as of and for the year ended December 31, 1995 have been prepared by adjusting the condensed consolidated balance sheet and statement of operations of the Company as of and for the year ended December 31, 1995, as derived and condensed from the audited consolidated financial statements in its Form 10-K for the year ended December 31, 1995 (the "Form 10-K"), to reflect the sale of the Company's textile operations on April 29, 1996 and the repayment of related debt, as if such transactions had occurred as of December 31, 1995 for the pro forma condensed consolidated balance sheet and as of January 1, 1995 for the pro forma condensed consolidated statement of operations. Such pro forma adjustments are described in the accompanying notes to the pro forma condensed consolidated balance sheet and statement of operations which should be read in conjunction with such statements. Such pro forma condensed consolidated financial statements should also be read in conjunction with the Company's audited consolidated financial statements appearing in the Form 10-K. The pro forma condensed consolidated financial statements do not purport to be indicative of the actual financial position or results of operations of the Company had such transactions actually been consummated on December 31, 1995 and January 1, 1995, respectively, or of the future financial position or results of operations of the Company.

                                          TRIARC COMPANIES, INC.
                              PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                            December 31, 1995

                                                 As          Pro Forma
                                              Reported      Adjustments       Pro Forma
                                              --------     ------------      ----------
                                                          (In thousands)
                     ASSETS
Current assets:
  Cash and cash equivalents                $     64,205  $   251,379 (b)    $    99,248
                                                            (216,336)(e)
  Restricted cash and equivalents                34,033          --              34,033
  Marketable securities                           7,397          --               7,397
  Receivables                                   168,534     (104,374)(a)         64,160
  Inventories                                   118,549      (65,040)(a)         53,509
  Deferred income tax benefit                     8,848        7,746 (c)         16,594
  Prepaid expenses and other current assets                   11,262             (3,783)           (a)     7,479
                                            -------------           -------------             -------------
      Total current assets                      412,828     (130,408)           282,420
Investment in the Textile Business                  --       262,252 (a)            --
                                                            (262,252)(b)
Properties, net                                 331,589     (114,776)(a)        216,813
Unamortized costs in excess of net assets of
 acquired companies                             227,825       (8,309)(a)        219,516
Trademarks                                                    57,146     --                     57,146
Deferred costs and other assets                  56,578         (125)(a)         50,126
                                                              (6,327)(e)
                                            -------------           -------------             -------------
                                           $  1,085,966  $  (259,945)       $   826,021
                                            =============           =============             =============

    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt        $     83,531  $   (13,701)(e)    $    69,830
  Accounts payable                               61,908      (22,031)(a)         39,877
  Accrued expenses                              109,119      (11,102)(a)        100,421
                                                              26,684 (c)
                                                             (19,630)(d)
                                                              (4,650)(e)
                                            -------------           -------------             -------------
      Total current liabilities                 254,558      (44,430)           210,128
                                            -------------           -------------             -------------
Long-term debt                                  763,346     (196,670)(e)        566,676
Deferred income taxes                            24,013      (19,919)(c)         23,724
                                                              19,630 (d)
Deferred income and other liabilities            23,399       (1,022)(a)         22,377
Stockholders' equity:
  Common stock                                    3,398          --               3,398
  Additional paid-in capital                    162,020          --             162,020
  Accumulated deficit                           (97,923)     (10,873)(b)       (115,457)
                                                                 981 (c)
                                                              (7,642)(e)
  Treasury stock                                (45,931)         --             (45,931)
  Other                                            (914)         --                (914)
                                            -------------           -------------             -------------
      Total stockholders' equity                 20,650      (17,534)             3,116
                                            -------------           -------------             -------------

                                           $  1,085,966  $  (259,945)       $   826,021
                                            =============           =============             =============

  (a) To reclassify the assets and liabilities of the Textile Business as of December 31, 1995, which were sold or assumed in connection with the sale of the Textile Business on April 29, 1996, as "Investment in the Textile Business".

  (b) To reflect the net proceeds from the sale of the Textile
Business of $251,379,000 ($257,269,000 sale price less the payment of estimated expenses related to the transaction of $5,890,000), and to record the then-resulting pretax loss, based on December 31, 1995 balances, of $10,873,000. Due to changes in the balances of assets and liabilities sold or assumed through the April 29, 1996 closing date, the actual impact of the sale will differ from the $10,873,000 pretax loss above. Based on current estimates and subject to post-closing adjustments, the impact of the sale as of the April 29, 1996 closing date is expected to result from breakeven to a loss of less than the $10,873,000.

  (c) To reflect a benefit from income taxes of $981,000 on the $10,873,000 pretax loss resulting from the sale of the Textile Business noted in (b) above (of which $8,309,000 represents the write-off of "Goodwill" which has no tax benefit). Such benefit consists of $27,665,000 from the release of deferred income tax liabilities of the Textile Business (consisting of $7,746,000 classified as current and $19,919,000 as noncurrent) partially offset by a $26,684,000 income tax liability resulting from the gain for tax purposes on the sale of the Textile Business estimated as of December 31, 1995.

  (d) To reflect the utilization of a portion of the Company's net operating loss carryforwards to offset a portion of the income tax liability in entry (c) above, the benefit of which had been previously recorded in noncurrent deferred income taxes.

  (e) To record (i) the repayment of all long-term debt of the Textile Business ($210,371,000 as of December 31, 1995) repaid concurrently with the sale of such business and (ii) an extraordinary charge for the related writeoff of unamortized deferred financing costs of $6,327,000 and the payment of related prepayment penalties of $5,965,000, net of income tax benefit of $4,650,000.

                                          TRIARC COMPANIES, INC.
                         PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   For the Year Ended December 31, 1995


                                                 As          Pro Forma
                                              Reported      Adjustments       Pro Forma
                                                  (In thousands except per share data)
Revenues:
  Net sales                                            $   1,128,390    $      (476,706)           (a)     $  651,684
  Royalties, franchise fees and other revenues                55,831     --                     55,831
                                            -------------           -------------             -------------

                                              1,184,221     (476,706)           707,515
                                            -------------           -------------             -------------
Costs and expenses:
  Cost of sales                                 859,928     (432,370)(a)        427,558
  Advertising, selling and distribution         129,164       (9,177)(a)        119,987
  General and administrative                    146,493      (16,446)(a)        130,047
  Reduction in carrying value of long-lived
    assets impaired or to be disposed of         14,647          --              14,647
                                            -------------           -------------             -------------

                                              1,150,232     (457,993)           692,239
                                            -------------           -------------             -------------

      Operating profit                           33,989      (18,713)            15,276
Interest expense                                (84,227)      21,152 (a)        (61,323)
                                                               1,752 (b)
Other income                                                  12,214             (2,148)           (a)         10,066
                                            -------------           -------------             -------------

      Loss before income taxes                  (38,024)       2,043            (35,981)
Benefit from (provision for) income taxes         1,030       (2,848)(a)         (2,431)
                                                                (613)(b)
                                            -------------           -------------             -------------
      Net loss                             $    (36,994) $    (1,418)       $   (38,412)
                                            =============           =============             =============

      Net loss per share                   $      (1.24) $     (0.05)       $     (1.29)
                                            =============           =============             =============

  (a) To eliminate the revenues, expenses, provision for income taxes (including a $2,500,000 provision for income tax contingencies and other tax matters) and the net loss of the Company's textile segment
(consisting of the Textile Business and Patrick) attributable to the sale of the Textile Business.

  (b) To reduce interest expense at an estimated rate of 5% on the net proceeds received from the sale of the Textile Business which as of December 31, 1995 would have been $35,043,000 and the income tax provision relating to such reduced interest expense at the 35% statutory rate.

  (c)  Exhibits

  99.1  Press release dated April 29, 1996

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TRIARC COMPANIES, INC.



                              Joseph A. Levato
Date:  May 14, 1996      By:  ---------------------------------

                              Joseph A. Levato
                              Executive Vice President
                              and Chief Financial Officer

                                Exhibit Index

Exhibit
No.            Description                                            Page No.
- --------       --------------------                                   --------

99.1           Press release dated April 29, 1996